To Whom It May Concern:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sentinel Holdings, Ltd. of our report dated April 28, 2025 relating to the consolidated financial statements of Sentinel Holdings, Ltd., which appears in Sentinel Holdings, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2024

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

December 12, 2025

9555 S. Eastern Ave., Suite 280, Las Vegas, NV 89123 ● 702.703.5979 ● www.bushandassociatescpas.com